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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-55547 and 33-55657) of Coram Healthcare Corporation of our report dated March 31, 1996, with respect to the consolidated financial statements and schedule of Coram Healthcare Corporation included in this Amendment No. 2 to the Annual Report (Form 10-K/A) for the year ended December 31, 1995.



     We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statements (Form S-3 No. 33-59661 and 33-60959) and related Prospectuses of Coram Healthcare Corporation for the registration of 3,526,325 shares and 2,686,656 shares, respectively, of its common stock and to the incorporation by reference therein of our report dated March 31, 1996, with respect to the consolidated financial statements and schedule of Coram Healthcare Corporation included in the above-referenced Form 10-K/A.



                                            /s/  ERNST & YOUNG LLP
                                            ----------------------

                                            ERNST & YOUNG LLP

Denver, Colorado

June 26, 1996